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                                 EXHIBIT (99-2)


       Directors and Officers (First) Excess Liability Binder of Insurance



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From:                                     Telephone No: (441) 292 8515
                                          Facsimile No: (441) 292 1566

   XL INSURANCE LTD.                      [XL Logo]
   Cumberland House
   One Victoria Street
   P. O. Box HM 2245
   Hamilton HM JX
   Bermuda


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Coverage Binder for:          The Proctor & Gamble Company

Type:                         Directors and Officers Liability including
                              Company Reimbursement Liability

Our Reference:                134/7

Policy No:                    XLD+O-00364

Policy Period:                June 30, 2001 to June 30, 2002

Brokerage:                    12.00%

New Aggregate:  Yes

                                                            Gross Written
Limit                         Attachment                    Premium
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USD 25,000,000 D+O/CR         USD 25,000,000 D+O/CR         USD 300,000
USD 25,000,000 CR             USD 145,000,000 CR            USD 70,000


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Coverage Binder for:          The Proctor & Gamble Company       Page: 2

Retro Date: As per CODA Premier form.

Special Conditions

     A) XL. coverage to follow form of CODA Premier (10/00) form - as per ACE's 5/7/01 fax.

     B) Issue standard XL. Policy: D+O-005.

     C) Discovery period: 12 months at 100 Percent of annual premium.

     D) Cancellation period: as per primary.

     E) Attach Policy Interpretation Endorsement.

     F) XL is not in a position to follow any State Amendatory Endorsement.

     G) XL will attach the following exclusions to Sides B & C of the Policy:

        - Broad Form BI/PD Exclusion
        - Broad Form Pollution Exclusion
        - P/P Litigation Exclusion effective inception

     H) XL will not follow exclusion (h) of the CODA Premier form on Side B. XL will utilize the wording in exclusion (i) of the CODA 5/92 form.

     I) ODL coverage as per expiring endorsement 2.

     J) Deletion of General Condition J, as per expiring endorsement.

     K) XL will incorporate CODA's 3/7/01 renewal application into our Policy, when issued.

     L) XL is not in a position to follow Section 8(a)(i) of the CODA Premier Policy form. We will provide a 3 year option for an additional premium of 100% of the annual premium.

     M) Subject to receipt of premium funds by 7/6/01.

     N) XL will not be in a position to follow Section 18(b) of the CODA Premier Policy Form.


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Coverage Binder for:               The Proctor & Gamble Company       Page 3

Standard Conditions

     1) The above binder does not include any amount with respect to Insurance Premium Tax. The terms of this binder include the obligation of the insured to reimburse XL for any Insurance Premium Tax incurred by it with respect to the premiums received from the insured.

     All terms and conditions as per wording of Policy and appropriate endorsements.


Regards,


Sharron Williams
XL Insurance Ltd.